EXHIBIT 99.1

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077

For more information, contact:

William J. Hoelting

Transaction Systems Architects, Inc.

Vice President, Investor Relations

402.390.8990

Transaction Systems Architects Closes P&H Solutions Acquisition,

Provides Update on Corporate Strategy and Financial Guidance

(OMAHA, Neb. – October 2, 2006) – Transaction Systems Architects, Inc. (Nasdaq: TSAI) (“TSA” or the “Company”) today announced that it has closed on its acquisition of P&H Solutions, a leading provider of enterprise business banking solutions. In addition, the Company is providing an update on progress toward its business strategy and financial guidance.

P&H Solutions Acquisition

The Company has closed the P&H Solutions acquisition and will now begin the integration process. In addition, the Company has closed on its $150 million credit facility led by Wachovia Securities. “We are pleased to have completed the acquisition on schedule,” said Philip G. Heasley, TSA CEO. “Our managers will now engage in the detailed integration process to ensure that we create the appropriate synergies and get our teams working together as quickly as possible. Since the acquisition was announced last month, we’ve received positive feedback from both customers and industry analysts and are excited to move ahead with the integration of our businesses.”

TSA paid $150 million for P&H Solutions, net of cash acquired. The acquisition was funded by $75 million of available TSA cash and $75 million from the revolving credit facility.

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Plan to Rebrand Under ACI Worldwide Name

The Company is announcing today that it plans to rebrand the corporation fully under the ACI Worldwide name. ACI Worldwide is the primary operating company and brand used in the marketplace, and this name change is a key element of the Company’s strategic plan developed in 2005. ACI Worldwide will have three primary operating functions:

•	ACI Global Solutions – The Company’s global organization for solutions research and development, operating as its “product factory.” This will also include the Company’s low-cost development operations around the world with a focus on developing locally applicable payment solutions as part of a total product strategy. Key centers of excellence for ACI Global Solutions will be Omaha, Boston and Timisoara, Romania.

•	ACI Distribution Channels – The Company’s structure for distributing its solutions to the global marketplace. ACI’s three channels are the Americas, headquartered in New York; Europe, Middle East and Africa, headquartered in Watford, England; and Asia/Pacific, headquartered in Singapore.

•	Software as a Service – The Company’s strategy for offering its solutions on a services basis, including “task-based” services such as project management, solution customization and ongoing systems support, as well as “environment-based” offerings, wherein customers may use the Company’s solutions on a services basis. The P&H acquisition forms the basis for this new “environment-based” offering.

The planned rebranding of the corporation as ACI Worldwide is expected to be completed in the spring of 2007.

New Organization Appointments

As part of its strategy to organize for globalization, the Company is announcing the following changes to its senior management structure:

•	Mark Vipond is being appointed as Chief Operating Officer. Vipond has been with the Company for over 21 years in a variety of roles, most recently as President of the ACI Worldwide Product Division. In his new role, Vipond will have continuing responsibility for the Company’s global product and services initiatives, and he will participate in the day-to-day operations of the Office of the President.

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•	The Company will appoint Jeremy Wilmot as President of the Asia/Pacific channel. Wilmot has been with the Company for seven years, most recently as the leader of ACI’s sales and support operation in Western Europe. He has extensive background in sales and support of ACI’s customers in a number of geographic regions, including Western Europe, the United Kingdom and the African continent. He will relocate to Singapore in his new role. Don McLarty, President of the Asia/Pacific operation, is scheduled to retire at the end of the second fiscal quarter, after a transition period to Wilmot which will begin in the first fiscal quarter of 2007.

•	Ralph Dangelmaier, former CEO of P&H Solutions, has been appointed President of the global Software as a Service business. Dangelmaier will leverage his expertise in the development of P&H’s successful ASP offering to develop ACI’s overall global strategy for offering its entire solutions suite on a services basis.

“We’re excited about the expertise, energy and commitment that Mark, Jeremy and Ralph bring to our senior management structure,” said Heasley. “We believe that we are now positioned appropriately from a structural perspective for heightened success in the market. I want to personally thank Don McLarty for his work in getting our Asia Pacific region moving forward, and wish him well in his new endeavors.

“We believe the rebranding of the Company and our new organization structure will give us the agility necessary to offer and support mission-critical solutions on a global basis with optimal cost and service efficiency,” said Heasley. “The end result of this rebranding and restructuring

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will be a leading converged electronic payments solutions suite, delivered on a global basis under a single brand.”

BASE24-es Moves to Category A Classification

As a result of the continued success and maturation of the Company’s next-generation BASE24-es product, the product has now been reclassified as a Category A product (“mature product”). As a Category A product, the Company will now have the ability, under certain circumstances, to recognize revenue at the time of product shipment rather than upon customer acceptance. Actual revenue recognition with respect to any transaction could still be delayed based on several factors, including customer-specific acceptance language, other bundled non-mature products, payment terms or other bundled products or services which have not yet been delivered. This reclassification will be effective for BASE24-es contracts signed after October 1, 2006.

In addition to this classification change, the product will be renamed BASE24-eps (electronic payment system). BASE24-eps will represent the strategic platform upon which all new product development will be based and will form the core for convergence of other ACI payments products.

“This reclassification of BASE24-es and its subsequent renaming represent key steps in the validation of the product by the marketplace,” said Heasley. “Our recent success with customer projects, our continued sales success with new accounts and validation of our solution by key partners like IBM give us confidence that we will now begin to see the benefits of this strategic investment.”

Product Convergence

In addition to creation of the BASE24-eps brand, the Company will also begin to move its other core payments products under the BASE24 brand. ACI’s Wholesale Payments System, as part of the Company’s payments convergence strategy, will be renamed BASE24-wps. Other strategic products that fit into the payments engine supply chain will fall under the BASE24 brand over time. The result will be a converged payments platform under the BASE24 brand,

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with an ongoing strategy to add new payments capabilities in areas such as bulk file payments and electronic data interchange.

In addition, the Company will continue to offer its “classic” product lines to customers where they have tactical needs based on timeframes or platform preference. Classic product lines will include BASE24, Open/2, ON/2, AS/X and the ACI Retail Commerce Server, as well as others. The Company plans to work with customers supported on classic products to migrate to the new BASE24-branded solutions over time. In addition, the Company will continue to offer infrastructure tools that support the connectivity, data management, operations management and testing requirements of mission-critical electronic payment systems for banks, retailers and processors.

“The outcome of this product strategy will be a consolidated, BASE24-branded electronic payments platform designed to meet the end-to-end requirements of large payments players for both retail and wholesale payment needs,” said Heasley.

Progress with Acquisitions

Over the past 18 months, the Company has completed three acquisitions: S2 Systems, eps Electronic Payment Systems AG (eps) and P&H Solutions. S2 has now been fully integrated into ACI’s global operations. eps has become the center for ACI’s Germanic distribution and delivery capability and a key component of the global business strategy in terms of product distribution, low-cost development and support centers, and senior management depth. As noted above, P&H integration activities will begin now that the acquisition has been closed.

Fiscal End-of-Year Activities

The Company continues to execute on its business strategy, with several activities coming to a conclusion during the fourth quarter of fiscal 2006:

•	The Company appointed Henry Lyons as Senior Vice President and Chief Financial Officer and appointed Craig Maki as Senior Vice President and Chief Corporate Development Officer.

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•	The Company established its corporate offices in New York City.

•	The Company restructured its product and services organization to create ACI Global Solutions.

•	The Company continues to consolidate its physical infrastructure and has consolidated its Frankfurt and Weisbaden offices in Germany.

•	The Company completed the divestiture of its e-Courier and Workpoint technologies, retaining rights to distribute these products as components of its electronic payments solutions. The products will now be owned by Planet Group Inc., a software and consulting company headquartered in Omaha, Neb.

Fiscal fourth-quarter results will be impacted in part by costs associated with the activities listed above and by increased selling costs associated with above-plan sales activity. During the quarter, the Company licensed BASE24-es to a top-25 U.S. bank and a top-five Spanish retailer, signed three top-25 U.S. banks for its Proactive Risk Manager fraud detection solution, signed two large banks for its Wholesale Payment System and signed a large Canadian bank for its Smart Chip Manager product.

“Fiscal 2006 clearly represented a transitional year for the Company,” said Heasley. “We continue working to optimize the business to increase our global reach, we are making good progress in integrating our strategic acquisitions, and we continue to invest to create the leading end-to-end electronic payments solution in the market. We believe our investment in infrastructure and solutions put us in a strong position to take advantage of the opportunities ahead of us.”

Updated Financial Guidance

Based on the closing of the P&H acquisition and the product divestitures noted above, conclusion of the budgeting process for fiscal 2007 and finalization of the new global organization structure, the Company is now updating its guidance for fiscal 2006 and establishing fiscal 2007 guidance for revenue and earnings per share. Final results for fiscal 2006 are subject to, and will be provided after, completion of the Company’s quarter- and year-end closing process in late October.

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Notwithstanding the above-plan sales performance in the fourth quarter, the Company presently expects results to be at the low end of its revenue and earnings per share guidance range for fiscal 2006, before the impact of the special items noted above.

For fiscal 2007, the Company expects revenue as follows:

Revenue
TSA revenue before P&H	$391 million to $401 million
Adjusted revenue from P&H Solutions*	$40 million to $42 million
Total revenue	$431 million to $443 million

*	revenue after the impact of deferred revenue adjustment

For fiscal 2007, the Company expects fully diluted earnings per share as follows:

Diluted earnings per share
Earnings per share before P&H dilution	$1.65 to $1.78
Dilutive effect of P&H Solutions**	($.16) to ($.14)
GAAP earnings per share after P&H	$1.49 to $1.64

**	dilution due to effect of purchase accounting and other non-cash items

The Company’s guidance for fiscal 2007 assumes an average income tax rate of 34 percent and an average of 38.4 million fully diluted shares.

“Our expectations for fiscal 2007 fit well with the long-term goals we have established for the Company,” added Heasley. “Revenue from operations before the P&H acquisition is expected to increase approximately 13 percent year over year, while total revenue is expected to increase approximately 25 percent. Earnings per share are expected to increase approximately 30 percent over fiscal 2006 on a comparable basis and approximately 20 percent after factoring in the expected dilutive impact of the P&H acquisition, and including the increased investment in our

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Irish, Romanian and Software as a Service infrastructure. The reclassification of our flagship product, BASE24-es, to Category A status should improve our ability to forecast revenue from new contracts, and improve the linkage between revenue and selling expense.

“We believe that P&H, with a core growth rate in excess of 20 percent, is a key element in our overall growth strategy. It solidifies our Software as a Service management organization and provides the initial platform for us to offer more of our products to customers on a services basis. Given some investment in P&H’s solutions to meet international requirements, we expect to leverage ACI’s global distribution channel to offer the P&H solutions to customers outside the U.S. Finally, this acquisition makes our overall wholesale payments offering more complete, and sets the stage for us to have more success in this important category.”

As part of its continued investment in infrastructure and globalization, the Company expects to spend $5.4 million during fiscal 2007 in developing its Irish and Romanian operations, as well as developing its global Software as a Service offering; this investment is included in the guidance noted above. Investment in the Irish operation, where international intellectual property rights for BASE24-es are now housed, is expected to improve the Company’s overall tax efficiency beginning in fiscal 2009. As the Company increases its resource levels in Romania, it expects to gain significant efficiencies in its product development and services initiatives over time. The Company will use the P&H platform to begin to offer its other products on a services basis globally.

“We’re excited about the prospects for TSA in fiscal 2007 and beyond,” added Heasley. “We continue to make strides in the globalization of the Company, and we see solid opportunities for our enterprise electronic payment solutions. Industry dynamics, including the continued growth in electronic payment volumes, the need for increased payments productivity, and ongoing concerns about compliance and payments fraud should continue to create demand for our solutions. And, as we’ve noted, the advancement of our Software as a Service strategy will give our customers additional options for how they leverage our solutions.”

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TSA will hold a conference call at 11 a.m. EDT on Monday, October 2, 2006, to discuss the P&H deal closing, the Company’s strategy update and its updated financial guidance. Interested persons may access a real-time audio broadcast of the teleconference at www.tsainc.com/investors.

About Transaction Systems Architects, Inc.

The Company’s software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company’s solutions are used by approximately 900 customers in 83 countries on six continents. Visit Transaction Systems Architects, Inc. on the Internet at www.tsainc.com.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “will”, “expects,” “looks forward to,” and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment and specifically include amounts estimated in the 12-month and 60-month backlogs, the Company’s revenue and earnings guidance, and the Company’s long-term revenue and earnings growth objectives.

The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the:

•	Company’s revenues and EPS estimates for fiscal 2006 and fiscal 2007 and expectations about fourth quarter special and sales expenses

•	Company’s expectation regarding P&H’s 2007 revenue and earnings per diluted share results and core growth rate in excess of 20 percent

•	Company’s belief that P&H solidifies the Company’s Software as a Service organization and provides the initial platform for the Company to offer more of its products to customers on a services basis

•	Company’s belief that the acquisition of P&H complements the Company’s growth strategy by expanding its wholesale payments offering and sets the stage for the Company to have more success in this category

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•	Company’s belief that it will begin to see benefits from strategic investment in BASE24-es

•	Company’s belief that it is now positioned appropriately from a structural perspective for heightened success in the market

•	Company’s belief that its rebranding and new organization structure will give it the agility necessary to offer and support mission-critical solutions on a global basis with optimal cost and service efficiency

•	Company’s belief that its investment in infrastructure and solutions puts it in a strong position to take advantage of opportunities and that there are solid opportunities for its solutions

•	Company’s belief that its product strategy will meet the end-to-end requirements of large payments players

•	Company’s belief that the acquisition of eps Electronic Payment Systems AG gives it an excellent platform to satisfy the region’s need for payment solutions

•	Company’s belief that the reclassification of BASE24-es to Category A status should improve the Company’s ability to forecast revenue

•	Company’s belief that establishing a new subsidiary in Ireland and the remote software development operations in Romania and elsewhere will improve the Company’s overall tax efficiency beginning in fiscal 2009 and provide the Company with low-cost centers of expertise, and ensure that the Company remains price-competitive in supporting a growing international customer base

•	Company’s belief that there are increasing opportunities for its enterprise electronic payment solutions based on industry dynamics, including the continued growth in electronic payment volumes, the need for increased payments productivity, and ongoing concern about compliance and payments fraud should continue to created expanded demand for its highly differentiated solutions

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

The Company operates in a rapidly changing technological and economic environment that presents other risks. Many of these risks are beyond the Company’s control and are driven by factors that often cannot be predicted. Furthermore, no assurance can be given that the Company will be successful in integrating and operating P&H. The failure to successfully integrate and operate P&H could cause the actual financial results derived from the acquisition to differ materially from the expected financial results and may also have a material adverse effect on the Company’s business, financial condition and results of operations

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed on December 14, 2005, the Company’s Form 10-Q filed on February 9, 2006, the Company’s Form 10-Q filed on May 10, 2006, the Company’s Form 10-Q filed on August 9, 2006 and specifically the section entitled “Factors That May Affect the Company’s Future Results or the Market Price of the Company’s Common Stock.”

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The risks identified in the Company’s filings with the Securities and Exchange Commission include, but are not limited to:

•	Risks inherent in making an estimate of the Company’s 12-month and 60-month backlog which involve substantial judgment and estimates

•	Risks associated with tax positions taken by the Company which require substantial judgment and with which taxing authorities may not agree

•	Risks associated with the class action lawsuit against the Company and certain former officers and directors of the Company relating to its restatement of prior consolidated financial results, including the adequacy of insurance coverage and the possibility of additional litigation

•	Risks associated with litigation in the software industry regarding intellectual property rights

•	Risks associated with the Company’s ability to protect its proprietary rights

•	Risks associated with the Company’s concentration of business in the financial services industry

•	Risks associated with fluctuations in quarterly operating results and resulting stock price volatility

•	Risks associated with conducting international operations

•	Risks regarding the Company’s new BASE24-eps product

•	Risks associated with the Company’s dependence on its BASE24 solution

•	Risks associated with the Company’s dependence on the licensing of software products that operate on Hewlett-Packard NonStop servers

•	Risks associated with the complexity of the Company’s software products

•	Risks associated with the Company’s acquisition of new products and services or enhancement of existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies

•	Risks associated with the integration of its P&H operations and customers, including, without limitation, the risks described in the Company’s Form 8-K filed September 1, 2006

•	Risks associated with new accounting standards, or revised interpretations or guidance regarding existing standards

•	Risks associated with the assessment and maintenance of internal controls over the Company’s financial reporting

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